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                                                                   EXHIBIT 10.57

                                 AMENDMENT NO. 1

                                       TO

                              EMPLOYMENT AGREEMENT

                                      AMONG

                          CHANCELLOR MEDIA CORPORATION,

                   CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                                       AND

                               THOMAS P. MCMILLIN



                  This Amendment No. 1 to Employment Agreement (this "Amendment") is made and entered into this 6th day of January, 1999 (the "Effective Date"), among Chancellor Media Corporation, a Delaware corporation (the "Company"), and Chancellor Media Corporation of Los Angeles, a Delaware corporation ("Los Angeles") and Thomas P. McMillin (the "Executive"), residing at 6706 Stefani Drive, Dallas, Texas 75225.

                              W I T N E S S E T H:

                  WHEREAS, the Company, Los Angeles and the Executive entered into an Employment Agreement as of October 1, 1998 (the "Employment Agreement");

                  WHEREAS, the Company, Los Angeles and the Executive desire to modify and clarify certain provisions of such Employment Agreement; and

                  WHEREAS, the capitalized terms used herein without definition shall have the meaning assigned to such terms in the Employment Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

          1. Amendment to Section 3. The words "Senior Vice President and Assistant to the President" in the initial sentence of paragraph (a) of Section 3 of the Employment Agreement are hereby deleted and replaced with the words "Senior Vice President and Chief Financial Officer."

          2. Amendments to Section 4.

                 (a) The reference to "100%" in the initial sentence of paragraph (b) of Section 4 of the Employment Agreement is hereby deleted and replaced with a reference to "200%."


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                  (b) The current text of subparagraph (i) of paragraph (c) of
Section 4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

                    "(i) On the Effective Date, the Executive shall be granted an Option to purchase Forty Thousand (40,000) shares of Common Stock. On each of the first four (4) anniversaries of the Effective Date on which the Executive remains employed hereunder, the Executive shall be granted an Option to purchase Fifty Thousand (50,000) shares of Common Stock. In the event the Executive's employment hereunder is terminated by the Company without Cause or by the Executive for Good Reason prior to the Expiration Date, the Executive shall be granted, as of the date of such Termination of Employment, a number of Options equal to Two Hundred Forty Thousand (240,000) minus the number of Options previously granted pursuant to the two immediately preceding sentences."

          3. Additional Option Grant. In addition to the Options granted to the Executive as provided in paragraph (c) of Section 4 of the Stock Option Agreement, the Company shall grant to the Executive, effective as of the Effective Date, (i) an Option to purchase Fifty Thousand (50,000) shares of Common Stock (the "50,000 Share Option") and (ii) an Option to purchase Ten Thousand (10,000) shares of Common Stock (the "10,000 Share Option"). Each of the 50,000 Share Option and the 10,000 Share Option shall have an exercise price per share equal to $46.125 (the last reported sale price of the Common Stock on the Nasdaq National Market System at the close of the trading day immediately preceding the Effective Date). Except as otherwise expressly provided in this
Section 3, (x) the provisions of paragraphs (h)(ii)(ii) and (h)(ii)(iii) of the Employment Agreement, including but not limited to provisions regarding vesting and exercisability, shall apply to the 50,000 Share Options, and (y) the provisions of paragraphs (c)(ii) and (c)(iii) of the Employment Agreement, including but not limited to provisions regarding vesting and exercisability, shall apply to the 10,000 Share Options.

          4. No Other Amendments. Except as expressly modified by this Amendment, all terms and provisions of the Employment Agreement shall remain in full force and effect.

          5. Assignment. This Amendment shall be binding upon the Executive, his heirs and his personal representative or representatives, and upon the Company and Los Angeles and their respective successors and assigns. Neither this Amendment nor any rights or obligations hereunder may be assigned by the Executive, other than by will or by the laws of descent and distribution.

          6. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflict of law principles.

          7. Miscellaneous. The provisions of this Amendment shall survive the termination of the Executive's employment with the Company. This Amendment, together with the Employment Agreement, contain the entire agreement of the parties relating to the subject matter hereof. This Amendment, together with the Employment Agreement, supersede any prior written or oral agreements or understandings between the parties relating to the subject matter hereof. No modification or amendment of this


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Amendment shall be valid unless in writing and signed by or on behalf of the parties hereto. A waiver of the breach of any term or condition of this Amendment shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Amendment is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Amendment, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

          8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Amendment as of the date first written above.


                           CHANCELLOR MEDIA CORPORATION
                           CHANCELLOR MEDIA CORPORATION OF
                           LOS ANGELES


                           By: /s/ Jeffrey A. Marcus
                              ----------------------------------------
                                 Jeffrey A. Marcus
                                 President and Chief Executive Officer



                               /s/ Thomas P. McMillin
                              ----------------------------------------
                                 Thomas P. McMillin